UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2019

DATE OF REPORT (Date of earliest event reported)

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Directors

On October 1, 2019, the Board of Directors elected Sanjeev Dheer as a member of the Board of Directors of Primerica, Inc. (“Primerica”) for a term expiring at Primerica’s 2020 annual meeting of stockholders.  Mr. Dheer has been appointed to the Corporate Governance Committee of the Board of Directors.

Mr. Dheer has been the Founder and Chief Executive Officer of CENTRL, a privacy management and risk platform for enterprises, since September 2015.  He previously served as a consultant to Apple Inc. in the payments area from July 2014 to August 2015.  In November 1999, Mr. Dheer founded CashEdge, a pioneer in developing innovative payments products for banks, which was acquired by Fiserv, a global leader in fintech and payments, in 2011.  He led the CashEdge business division at Fiserve from September 2011 to June 2013.  In addition, Mr. Dheer served as a Principal at McKinsey & Co., where he worked from September 1992 to October 1999.  Mr. Dheer received an MBA from Stanford Business School where he was an Arjay Miller Scholar, an MA in Computer Science from Queens College, City University of New York, an MA in Economics from Washington State University, and a BA and MA in History from Delhi University.  He has authored over 14 patents.

In connection with his election, Mr. Dheer was awarded 681 restricted stock units (“RSUs”) of Primerica under Primerica’s Omnibus Incentive Plan, which will vest in three equal installments on November 16, 2019, February 16, 2020, and May 13, 2020 and will be delivered to Mr. Dheer on each such vesting date.  Mr. Dheer also will be entitled to receive the director compensation described in Primerica’s definitive Proxy Statement dated April 5, 2019.  In addition, Primerica has entered into an indemnification agreement with Mr. Dheer pursuant to which Primerica is required to indemnify him against certain liabilities which may arise by reason of his status or service as a director and to advance to him expenses, subject to reimbursement if it is determined that he is not entitled to indemnification.  The form of such indemnification agreement has been filed as an exhibit to Primerica’s Annual Report on Form 10-K for the year ended December 31, 2010.

A copy of a press release dated October 1, 2019 announcing Mr. Dheer’s election to the Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 1, 2019 – Primerica’s Board of Directors Elects Mr. Sanjeev Dheer as a Board Member

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2019	PRIMERICA, INC.

/s/ Stacey K. Geer
Stacey K. Geer
Executive Vice President and Chief Governance Officer